Exhibit 99.1

Viad Corp Reports 2019 First Quarter Results

Underlying Business Performance was Stronger than Expected

GES Base Same Show Revenue Grew 4.0%

Pursuit Revenue Grew 9.7%

PHOENIX, April 25, 2019 -- Viad Corp (NYSE: VVI) today announced first quarter 2019 results that reflect stronger than anticipated performance at both GES and Pursuit.

	Q1 2019	Q1 2018	y-o-y Change
$ in millions, except per share data
Revenue	$285.6	$277.4	2.9%
Organic Revenue*	290.1	277.4	4.6%

Net Loss Attributable to Viad	$(17.8)	$(9.4)	-89.4%
Loss Before Other Items*	(10.2)	(9.9)	-2.8%
Loss Before Other Items per Share*	(0.51)	(0.49)	-4.1%

Adjusted Segment Operating Loss*	$(11.0)	$(10.5)	-4.7%
Adjusted Segment EBITDA*	2.1	2.5	-15.1%

•	Revenue of $285.6 million increased 2.9% ($8.2 million) year-over-year, or 4.6% ($12.7 million) on an organic basis (which excludes the impact of exchange rate variances).
o	The organic revenue increase primarily reflects same-show growth and new business wins at GES, as well as incremental revenue from Pursuit’s Mount Royal Hotel.
o	Exchange rate variances had an unfavorable impact on revenue of $4.5 million.
•	The expected declines in adjusted segment EBITDA and adjusted segment operating results were primarily driven by increased costs to support continued growth at Pursuit.
•

The loss before other items increased primarily due to higher interest expense and lower adjusted segment operating results. The GAAP-basis net loss attributable to Viad for the 2019 first quarter also included a $6.4 million, after-tax, charge related to a legal settlement.

Steve Moster, president and chief executive officer, commented, “We delivered better than expected revenue growth and adjusted segment EBITDA during the first quarter. GES continues to drive growth on a same-show basis as well as from new corporate wins. At Pursuit, we continue to realize the benefits of our revenue management efforts and refresh initiatives, and the team is preparing for a strong peak season with many new expansion projects opening in the coming months.”

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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GES Results

Moster said, “GES realized stronger than anticipated revenue growth during the first quarter, with U.S. base same-show growth of 4 percent and continued progress from our efforts to increase our share of live event spend from corporate brands.  As we continue our journey to position GES as the preferred, global full-service provider for live events, with a focus on driving growth in higher margin areas, we also remain focused on generating operating efficiencies across the business.  To help ensure we are aligned optimally against our best opportunities, we recently organized the global business under two geographical leaders, one for North America and one for EMEA, who are focused on three strategic themes - Simplify, Grow, and Transform. Accordingly, we are now reporting on the results of each of those geographical segments.”

	Q1 2019	Q1 2018	y-o-y Change
$ in millions
Revenue	$274.9	$267.7	2.7%
North America Organic Revenue*	224.0	222.1	0.9%
EMEA Organic Revenue*	57.7	48.9	18.0%

Adjusted Segment Operating Income*	$1.7	$0.6	**
Adjusted Segment Operating Margin*	0.6%	0.2%	40 bps

Adjusted Segment EBITDA*	$10.9	$10.4	4.7%
Adjusted Segment EBITDA Margin*	4.0%	3.9%	10 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			4.0%
Show Rotation Revenue Change - North America (approx.)(2)			$(6)
Show Rotation Revenue Change - EMEA (approx.)(2)			$4

(1)

Base same-shows are defined as shows produced by GES out of the same U.S. city during the same quarter in both the current year and prior year.  Base same-shows represented 41.7% of GES North America’s organic revenue during the 2019 first quarter.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

** Greater than 100%.

•	GES revenue of $274.9 million increased 2.7% ($7.2 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased 4.2% ($11.3 million).
o

North America organic revenue increased 0.9% ($1.9 million) primarily due to U.S. base same-show growth of 4.0% and growth from corporate clients, partially offset by negative show rotation of approximately $6 million.

o	EMEA organic revenue increased 18.0% ($8.8 million) primarily due to new business wins, underlying growth and positive show rotation of approximately $4 million.
•	GES adjusted segment operating income of $1.7 million* increased $1.1 million year-over-year, and $1.1 million on an organic basis.
o	North America organic adjusted segment operating income of $0.6 million* increased by $0.7 million primarily due to the increase in revenue.
o

EMEA organic adjusted segment operating income of $1.1 million* increased $0.4 million primarily due to the increase in revenue partially offset by higher compensation expense, including performance-based incentives, as well as the timing of expenses.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Pursuit Results

Moster said, “Pursuit delivered organic revenue growth of 14.6 percent during its seasonally slow first quarter, driven primarily by the Mount Royal Hotel, which continues to perform very well since re-opening in July of last year.  Most of our properties across Pursuit are just beginning to open for the season, and we continue to be on track to open many new experiences over the next few months, including FlyOver Iceland, the West Glacier RV Park and Cabin Village and the fully remodeled, all-inclusive Glacier View Lodge.  We are excited to welcome guests to our new and improved assets during the busy summer tourism season.”

	Q1 2019	Q1 2018	y-o-y Change
$ in millions
Revenue	$10.7	$9.7	9.7%
Organic Revenue*	11.1	9.7	14.6%

Adjusted Segment Operating Loss*	$(12.8)	$(11.2)	-14.4%
Adjusted Segment Operating Margin*	**	**	**

Adjusted Segment EBITDA*	$(8.8)	$(7.9)	-10.9%
Adjusted Segment EBITDA Margin*	-82.3%	-81.4%	-90 bps

Key Performance Indicators:
Same-Store Passengers(1)	151,166	158,472	-4.6%
Same-Store Effective Ticket Price(1)	$23	$21	9.5%
Same-Store Revenue per Passenger(1)	$31	$27	14.8%
Same-Store RevPAR(2)	$51	$53	(3.8)%
Same-Store Room Nights Available(2)	27,810	27,810	—
(1)

Same-store effective ticket price is calculated as revenue from the sale of attraction tickets divided by the total number of passengers for all comparable Pursuit attractions, expressed on a constant currency basis. Same-store revenue per passenger is a similar measure but also takes into consideration ancillary revenue derived from food and beverage and retail offerings at the comparable attractions.  Comparable attractions are defined as those operated by Pursuit for the entirety of both periods.

(2)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those operated by Pursuit for the entirety of both periods. Accordingly, the measures shown above do not include the Mount Royal Hotel, which was closed from December 2016 through June 2018 due to fire damage.

** Greater than 100% or 1,000 basis points.

•

Pursuit revenue of $10.7 million increased 9.7% ($0.9 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased 14.6% ($1.4 million) primarily due to the re-opening of the Mount Royal Hotel, as well as continued focus on revenue management and refresh efforts to maximize revenues across our attraction and hotel portfolio.

•

Pursuit adjusted segment operating loss of $12.8 million* increased $1.6 million year-over-year. On an organic basis, the operating loss of $13.1 million increased $1.9 million primarily due to higher depreciation expense, as well as additional costs to support continued growth initiatives and the timing of certain other expenses.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Cash Flow / Capital Structure

•	Our cash flow from operations was $8.2 million for the 2019 first quarter.
•	Our capital expenditures for the quarter totaled $19.5 million, comprising $12.4 million for Pursuit and $7.1 million for GES.
•

Our return of capital totaled $2.0 million for the quarter (which represented quarterly dividends of $0.10 per share).  We had 600,067 shares remaining under our current repurchase authorization at March 31, 2019.

•	Our debt proceeds (net) totaled $13.9 million for the quarter.
•	Our cash and cash equivalents were $43.5 million, debt was $251.0 million and our debt-to-capital ratio was 36.6% at March 31, 2019.

Business Outlook

2019 Full Year Guidance

Moster said, “We are encouraged by our solid start to 2019 and our forecast for the full year remains largely unchanged.  At GES, we are focused on driving continued same-show growth, new business wins, and efficiency gains as we work to improve the margin profile of the business. At Pursuit, we expect another year of profitable growth and we have many expansion projects underway that we expect will deliver strong returns, revenue and margins.  We remain committed to our growth strategies for GES and Pursuit, and to delivering enhanced shareholder value.”

•	We expect consolidated revenue to increase at a mid-single digit rate from 2018 full year revenue, driven by growth at both GES and Pursuit.
•	We expect consolidated adjusted segment EBITDA to be in the range of $152.5 million to $158.5 million, as compared to $146.3 million* in 2018.
•	The outlook for our business units is as follows:
	GES	Pursuit
$ in millions
Revenue	Up low-single digits (from $1,111 in 2018)	Up 15% to 17% (from $185 in 2018)
Adjusted Segment EBITDA	$76 to $80 (vs. $77.7* in 2018)	$76 to $79 (vs. $68.6* in 2018)
Depreciation & Amortization	$37 to $39	$22 to $23
Adjusted Segment Operating Income	$38 to $42 (vs. $39.8* in 2018)	$53.5 to $56.5 (vs. $49.9* in 2018)
Capital Expenditures	$30 to $33 (inclusive of about $10 for growth projects)	$64 to $68 (inclusive of about $50 for growth projects, including FlyOver Las Vegas)

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•

Our guidance assumes that exchange rates during the remainder of 2019 will approximate $0.76 U.S. Dollars per Canadian Dollar and $1.30 U.S. Dollars per British Pound.  As compared to 2018, we expect exchange rate variances to impact 2019 full year results as follows:

	Viad Total	GES	Pursuit
	$ in millions, except per share data
Revenue	$(8.5)	$(7.0)	$(1.5)
Adjusted Segment Operating Income	$(0.5)	$(0.5)	$—
Income per Share Before Other Items	$(0.01)

o

We expect GES show rotation to have a net negative impact on full year revenue of about $25 million versus 2018.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Act.	Q2 Est.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(2)	$20	$(45)	$5	$(25)
o	We expect GES U.S. base same-show revenue to increase at a low single digit rate.
o

We expect Pursuit’s 2019 growth to be fueled primarily by investments to support our Refresh, Build, Buy strategy, which are expected to contribute incremental revenue of approximately $15 million to $17 million during 2019.  Additionally, we expect to realize mid- to high-single digit revenue growth across the rest of our attractions and hospitality assets driven by a combination of our revenue management efforts and strong visitation to our iconic destinations.

o

We expect start-up costs related to the development of Pursuit’s FlyOver Iceland attraction, which is expected to open in July 2019, to approximate $1 million during the first six months of 2019.  These costs are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

•	We expect corporate activities expense to approximate $11 million.
•	We expect our effective tax rate on income before other items to approximate 29%.

2019 Second Quarter Guidance

			2019 Guidance
	2018		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$315.3		$335	to	$350	$(3.0)
Pursuit	48.4		$54	to	$57	(0.5)
Adjusted Segment Operating Income:
GES	$29.1	*	$33	to	$36	$—
Pursuit	10.0	*	10.0	to	12.5	—

Income per Share Before Other Items	$1.20	*	$1.28	to	$1.43	$(0.01)

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
•	We expect GES second quarter results to increase primarily due to positive show rotation revenue of approximately $20 million and new business wins, partially offset by unfavorable exchange rate

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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variances. Our operating income guidance reflects higher performance-based incentive expense and additional resources to drive growth and profitability in high-value areas.
•

We expect Pursuit second quarter revenue to increase primarily due to our refresh efforts and continued focus on revenue management across our attraction and hospitality portfolio.  Our operating income guidance reflects additional costs to support continued growth initiatives.

Conference Call and Web Cast

We will hold a conference call with investors and analysts for a review of first quarter 2019 results on Thursday, April 25, 2019 at 5:00 p.m. (ET). To join the live conference, call (877) 917-8933, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (866) 396-6249 or (203) 369-0511 (no passcode is required), or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik (opening in July 2019), and Las Vegas (opening in 2021) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	fluctuations in general economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters and other catastrophic events;
•	the impact of recent U.S. tax legislation;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations; our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	the effects of changes in the U.S. trade policy.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY RESULTS

(UNAUDITED)

	Three months ended March 31,
($ in thousands, except per share data)	2019	2018	$ Change	% Change
Revenue:
GES:
North America	$223,241	$222,064	$1,177	0.5%
EMEA	54,376	48,920	5,456	11.2%
Intersegment eliminations	(2,690)	(3,278)	588	17.9%
Total GES	274,927	267,706	7,221	2.7%
Pursuit	10,667	9,722	945	9.7%
Total revenue	$285,594	$277,428	$8,166	2.9%

Segment operating income (loss):
GES:
North America	$608	$(79)	$687	**
EMEA	1,135	659	476	72.2%
Total GES	1,743	580	1,163	**
Pursuit	(12,995)	(11,395)	(1,600)	-14.0%
Segment operating loss	(11,252)	(10,815)	(437)	-4.0%
Corporate eliminations	16	16	—	0.0%
Corporate activities (Note A)	(1,833)	(2,217)	384	17.3%
Restructuring charges (Note B)	(688)	(162)	(526)	**
Legal settlement (Note C)	(8,500)	—	(8,500)	**
Other expense	(455)	(238)	(217)	-91.2%
Net interest expense (Note D)	(2,817)	(1,985)	(832)	-41.9%
Loss from continuing operations before income taxes	(25,529)	(15,401)	(10,128)	-65.8%
Income tax benefit (Note E)	7,595	4,638	2,957	63.8%
Loss from continuing operations	(17,934)	(10,763)	(7,171)	-66.6%
Income (loss) from discontinued operations (Note F)	(287)	928	(1,215)	**
Net loss	(18,221)	(9,835)	(8,386)	-85.3%
Net loss attributable to noncontrolling interest	420	364	56	15.4%
Net loss attributable to redeemable noncontrolling interest	24	84	(60)	-71.4%
Net loss attributable to Viad	$(17,777)	$(9,387)	$(8,390)	-89.4%

Amounts Attributable to Viad Common Stockholders:
Loss from continuing operations	$(17,490)	$(10,315)	$(7,175)	-69.6%
Income (loss) from discontinued operations (Note F)	(287)	928	(1,215)	**
Net loss	$(17,777)	$(9,387)	$(8,390)	-89.4%

Diluted loss per common share:
Loss from continuing operations attributable to Viad common shareholders	$(0.88)	$(0.51)	$(0.37)	-72.5%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	0.04	(0.05)	**
Net loss attributable to Viad common shareholders	$(0.89)	$(0.47)	$(0.42)	-89.4%

Basic loss per common share:
Loss from continuing operations attributable to Viad common shareholders	$(0.88)	$(0.51)	$(0.37)	-72.5%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	0.04	(0.05)	**
Net loss attributable to Viad common shareholders	$(0.89)	$(0.47)	$(0.42)	-89.4%

Common shares treated as outstanding for loss per share calculations:
Weighted-average outstanding common shares	20,076	20,207	(131)	-0.6%
Weighted-average outstanding and potentially dilutive common shares	20,076	20,207	(131)	-0.6%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Corporate Activities — The decrease in corporate activities expense for the three months ended March 31, 2019 relative to 2018 was primarily due to a gain on sale of corporate fixed assets, offset in part by an increase in performance-based compensation expense.

(B)

Restructuring Charges — During the three months ended March 31, 2019, we recorded restructuring charges primarily related to the elimination of certain positions at GES. During the three months ended March 31, 2018, we recorded restructuring charges primarily related to the elimination of certain positions at Pursuit.

(C)	Legal Settlement — During the three months ended March 31, 2019, we recorded a charge related to a legal settlement at GES involving a former industry contractor.
(D)	Net Interest Expense — The increase in net interest expense for the three months ended March 31, 2019 relative to 2018 was primarily due to higher debt balances and interest rates in 2019.
(E)	Income Taxes — Income taxes were at an effective tax rate of 30% for the three months ended March 31, 2019 and March 31, 2018.
(F)

Income (Loss) from Discontinued Operations — The loss from discontinued operations for the three months ended March 31, 2019 was primarily related to legal expenses associated with previously sold operations.  The income from discontinued operations for the three months ended March 31, 2018 was primarily related to a favorable legal settlement related to previously sold operations.

	Three months ended March 31,
($ in thousands, except per share data)	2019	2018	$ Change	% Change
Net loss attributable to Viad	$(17,777)	$(9,387)	$(8,390)	-89.4%
Less: Allocation to nonvested shares	—	—	—	**
Adjustment to the redemption value of redeemable noncontrolling interest	(87)	(38)	(49)	**
Net loss allocated to Viad common shareholders	$(17,864)	$(9,425)	$(8,439)	-89.5%

Weighted-average outstanding common shares	20,076	20,207	(131)	-0.6%

Basic loss per common share attributable to Viad common shareholders	$(0.89)	$(0.47)	$(0.42)	-89.4%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended March 31,
($ in thousands)	2019	2018	$ Change	% Change
Loss before other items:
Net loss attributable to Viad	$(17,777)	$(9,387)	$(8,390)	-89.4%
(Income) loss from discontinued operations attributable to Viad	287	(928)	1,215	**
Loss from continuing operations attributable to Viad	(17,490)	(10,315)	(7,175)	-69.6%
Restructuring charges, pre-tax	688	162	526	**
Legal settlement, pre-tax	8,500	—	8,500	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	537	440	97	22.0%
Tax expense on above items	(2,419)	(133)	(2,286)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	(24)	(84)	60	71.4%
Loss before other items	$(10,208)	$(9,930)	$(278)	-2.8%

(per diluted share)
Loss before other items:
Net loss attributable to Viad	$(0.89)	$(0.47)	$(0.42)	-89.4%
(Income) loss from discontinued operations attributable to Viad	0.01	(0.04)	0.05	**
Loss from continuing operations attributable to Viad	(0.88)	(0.51)	(0.37)	-72.5%
Restructuring charges, pre-tax	0.03	0.01	0.02	**
Legal settlement, pre-tax	0.42	—	0.42	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.03	0.02	0.01	50.0%
Tax expense on above items	(0.11)	(0.01)	(0.10)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	—	**
Loss before other items	$(0.51)	$(0.49)	$(0.02)	-4.1%

($ in thousands)
Adjusted EBITDA:
Net loss attributable to Viad	$(17,777)	$(9,387)	$(8,390)	-89.4%
(Income) loss from discontinued operations attributable to Viad	287	(928)	1,215	**
Interest expense	2,915	2,069	846	40.9%
Income tax benefit	(7,595)	(4,638)	(2,957)	-63.8%
Depreciation and amortization	13,188	13,063	125	1.0%
Other noncontrolling interest	55	72	(17)	-23.6%
Adjusted EBITDA	$(8,927)	$251	$(9,178)	**

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended March 31,
	2019	2018	$ Change	% Change
Acquisition integration costs - GES[1]	$—	$61	$(61)	-100.0%
Acquisition transaction-related costs - Pursuit[1]	185	12	173	**
Acquisition transaction-related costs - Corporate[2]	295	136	159	**
FlyOver Iceland start-up costs[1]	57	231	(174)	-75.3%
Acquisition-related and other non-recurring expenses, pre-tax	$537	$440	$97	22.0%

1 Included in segment operating income (loss)

2 Included in corporate activities

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or “FX Impact”) is calculated as the difference between current period activity translated at the current period’s exchange rates and the comparable prior period’s exchange rates.  Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended March 31, 2019				Three months ended March 31, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$285,594	$—	$(4,525)	$290,119	$277,428	$—	$277,428
Net loss attributable to Viad	$(17,777)				$(9,387)
Net loss attributable to noncontrolling interest	(420)				(364)
Net loss attributable to redeemable noncontrolling interest	(24)				(84)
(Income) loss from discontinued operations	287				(928)
Income tax benefit	(7,595)				(4,638)
Net interest expense	2,817				1,985
Other expense	455				238
Legal settlement	8,500				—
Restructuring charges	688				162
Corporate activities expense	1,833				2,217
Corporate eliminations	(16)				(16)
Segment operating loss	$(11,252)	$—	$354	$(11,606)	$(10,815)	$—	$(10,815)
FlyOver Iceland start-up costs	57	—	—	57	231	—	231
Integration costs	—	—	—	—	61	—	61
Acquisition transaction-related costs	185	—	(7)	192	12	—	12
Adjusted segment operating loss	(11,010)	—	347	(11,357)	(10,511)	—	(10,511)
Segment depreciation	10,057	—	(217)	10,274	10,319	—	10,319
Segment amortization	3,073	—	(32)	3,105	2,688	—	2,688
Adjusted Segment EBITDA	$2,120	$—	$98	$2,022	$2,496	$—	$2,496
Adjusted segment operating margin	-3.9%		-7.7%	-3.9%	-3.8%		-3.8%
Adjusted segment EBITDA margin	0.7%		-2.2%	0.7%	0.9%		0.9%

GES:
Revenue	$274,927	$—	$(4,051)	$278,978	$267,706	$—	$267,706
Segment operating income	$1,743	$—	$25	$1,718	$580	$—	$580
Integration costs	—	—	—	—	61	—	61
Adjusted segment operating income	1,743	—	25	1,718	641	—	641
Depreciation	6,389	—	(90)	6,479	7,352	—	7,352
Amortization	2,766	—	(19)	2,785	2,415	—	2,415
Adjusted Segment EBITDA	$10,898	$—	$(84)	$10,982	$10,408	$—	$10,408
Adjusted segment operating margin	0.6%		-0.6%	0.6%	0.2%		0.2%
Adjusted segment EBITDA margin	4.0%		2.1%	3.9%	3.9%		3.9%

GES North America:
Revenue	$223,241	$—	$(717)	$223,958	$222,064	$—	$222,064
Segment operating income (loss)	$608	$—	$(28)	$636	$(79)	$—	$(79)
Integration costs	—	—	—	—	61	—	61
Adjusted segment operating income (loss)	608	—	(28)	636	(18)	—	(18)
Depreciation	5,098	—	(13)	5,111	5,748	—	5,748
Amortization	2,495	—	—	2,495	2,094	—	2,094
Adjusted Segment EBITDA	$8,201	$—	$(41)	$8,242	$7,824	$—	$7,824
Adjusted segment operating margin	0.3%		3.9%	0.3%	0.0%		0.0%
Adjusted segment EBITDA margin	3.7%		5.7%	3.7%	3.5%		3.5%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended March 31, 2019				Three months ended March 31, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$54,376	$—	$(3,334)	$57,710	$48,920	$—	$48,920
Segment operating income	$1,135	$—	$53	$1,082	$659	$—	$659
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	1,135	—	53	1,082	659	—	659
Depreciation	1,291	—	(77)	1,368	1,604	—	1,604
Amortization	271	—	(19)	290	321	—	321
Adjusted Segment EBITDA	$2,697	$—	$(43)	$2,740	$2,584	$—	$2,584
Adjusted segment operating margin	2.1%		-1.6%	1.9%	1.3%		1.3%
Adjusted segment EBITDA margin	5.0%		1.3%	4.7%	5.3%		5.3%

Pursuit:
Revenue	$10,667	$—	$(474)	$11,141	$9,722	$—	$9,722
Segment operating loss	$(12,995)	$—	$329	$(13,324)	$(11,395)	$—	$(11,395)
Integration costs	—	—	—	—	—	—	—
Acquisition transaction-related costs	185	—	(7)	192	12	—	12
FlyOver Iceland start-up costs	57	—	—	57	231	—	231
Adjusted segment operating loss	(12,753)	—	322	(13,075)	(11,152)	—	(11,152)
Depreciation	3,668	—	(127)	3,795	2,967	—	2,967
Amortization	307	—	(13)	320	273	—	273
Adjusted Segment EBITDA	$(8,778)	$—	$182	$(8,960)	$(7,912)	$—	$(7,912)
Adjusted segment operating margin	**		-67.9%	**	**		**
Adjusted segment EBITDA margin	-82.3%		-38.4%	-80.4%	-81.4%		-81.4%

** Greater than +/- 100 percent

(A)	No acquisitions were completed during the three months ended March 31, 2019 or the year ended December 31, 2018.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2018
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$(0.47)	$1.15	$1.83	$(0.12)	$2.40
(Income) loss from discontinued operations attributable to Viad	(0.04)	0.01	0.01	(0.05)	(0.07)
Income (loss) from continuing operations attributable to Viad	(0.51)	1.16	1.84	(0.17)	2.33
Restructuring charges, pre-tax	0.01	0.03	0.01	0.03	0.08
Acquisition-related costs and other non-recurring expenses, pre-tax	0.02	0.02	0.03	0.01	0.08
Tax benefit on above items	(0.01)	(0.01)	—	(0.01)	(0.03)
Adjustment related to Tax Reform	—	—	(0.15)	—	(0.15)
Unfavorable tax matters	—	—	—	0.05	0.05
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	(0.01)	—	(0.02)
Income (loss) before other items	$(0.49)	$1.20	$1.72	$(0.09)	$2.34

	Q2 2018			FY 2018
Adjusted segment operating income and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income attributable to Viad			$23,490			$49,170
Net income (loss) attributable to noncontrolling interest			(33)			542
Net loss attributable to redeemable noncontrolling interest			(77)			(317)
(Income) loss from discontinued operations			279			(1,481)
Income tax expense			9,114			17,095
Net interest expense			2,301			9,286
Other expense, pre-tax			543			1,744
Impairment recoveries, pre-tax			(35)			(35)
Restructuring charges, pre-tax			662			1,587
Corporate activities expense			2,535			10,993
Corporate eliminations			(17)			(67)
Segment operating income	$29,005	$9,757	$38,762	$39,602	$48,915	$88,517
FlyOver Iceland start-up costs	—	206	206	—	862	862
Integration costs	69	—	69	155	—	155
Acquisition transaction-related costs	—	56	56	—	136	136
Adjusted segment operating income	29,074	10,019	39,093	39,757	49,913	89,670
Segment depreciation	7,268	4,939	12,207	28,456	17,167	45,623
Segment amortization	2,400	452	2,852	9,470	1,523	10,993
Adjusted segment EBITDA	$38,742	$15,410	$54,152	$77,683	$68,603	$146,286

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2018
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Viad Consolidated:
Revenue	$277,428	$363,677	$358,163	$296,916	$1,296,184
Net income (loss) attributable to Viad	$(9,387)	$23,490	$37,389	$(2,322)	$49,170
Net income (loss) attributable to noncontrolling interest	(364)	(33)	1,287	(348)	542
Net loss attributable to redeemable noncontrolling interest	(84)	(77)	(128)	(28)	(317)
(Income) loss from discontinued operations	(928)	279	246	(1,078)	(1,481)
Income tax expense (benefit)	(4,638)	9,114	10,806	1,813	17,095
Net interest expense	1,985	2,301	2,507	2,493	9,286
Other expense	238	543	527	436	1,744
Impairment recoveries	—	(35)	—	—	(35)
Restructuring charges	162	662	175	588	1,587
Corporate activities expense	2,217	2,535	3,777	2,464	10,993
Corporate eliminations	(16)	(17)	(18)	(16)	(67)
Segment operating income (loss)	$(10,815)	$38,762	$56,568	$4,002	$88,517
FlyOver Iceland start-up costs	231	206	351	74	862
Integration costs	61	69	25	—	155
Acquisition transaction-related costs	12	56	29	39	136
Adjusted segment operating income (loss)	(10,511)	39,093	56,973	4,115	89,670
Segment depreciation	10,319	12,207	13,233	9,864	45,623
Segment amortization	2,688	2,852	2,896	2,557	10,993
Adjusted Segment EBITDA	$2,496	$54,152	$73,102	$16,536	$146,286
Adjusted segment operating margin	-3.8%	10.7%	15.9%	1.4%	6.9%
Adjusted segment EBITDA margin	0.9%	14.9%	20.4%	5.6%	11.3%

GES:
Revenue	$267,706	$315,322	$246,110	$281,759	$1,110,897
Segment operating income	$580	$29,005	$1,160	$8,857	$39,602
Integration costs	61	69	25	—	155
Adjusted segment operating income	641	29,074	1,185	8,857	39,757
Depreciation	7,352	7,268	7,077	6,759	28,456
Amortization	2,415	2,400	2,354	2,301	9,470
Adjusted Segment EBITDA	$10,408	$38,742	$10,616	$17,917	$77,683
Adjusted segment operating margin	0.2%	9.2%	0.5%	3.1%	3.6%
Adjusted segment EBITDA margin	3.9%	12.3%	4.3%	6.4%	7.0%

GES North America:
Revenue	$222,064	$260,891	$200,855	$225,980	$909,790
Segment operating income (loss)	$(79)	$23,767	$1,367	$4,926	$29,981
Integration costs	61	69	25	—	155
Adjusted segment operating income (loss)	(18)	23,836	1,392	4,926	30,136
Depreciation	5,748	5,751	5,577	5,505	22,581
Amortization	2,094	2,095	2,060	2,026	8,275
Adjusted Segment EBITDA	$7,824	$31,682	$9,029	$12,457	$60,992
Adjusted segment operating margin	0.0%	9.1%	0.7%	2.2%	3.3%
Adjusted segment EBITDA margin	3.5%	12.1%	4.5%	5.5%	6.7%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2018
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
GES EMEA:
Revenue	$48,920	$60,662	$47,634	$61,031	$218,247
Segment operating income (loss)	$659	$5,238	$(207)	$3,931	$9,621
Integration costs	—	—	—	—	—
Adjusted segment operating income (loss)	659	5,238	(207)	3,931	9,621
Depreciation	1,604	1,517	1,500	1,254	5,875
Amortization	321	305	294	275	1,195
Adjusted Segment EBITDA	$2,584	$7,060	$1,587	$5,460	$16,691
Adjusted segment operating margin	1.3%	8.6%	-0.4%	6.4%	4.4%
Adjusted segment EBITDA margin	5.3%	11.6%	3.3%	8.9%	7.6%

Pursuit:
Revenue	$9,722	$48,355	$112,053	$15,157	$185,287
Segment operating income (loss)	$(11,395)	$9,757	$55,408	$(4,855)	$48,915
Integration costs	—	—	—	—	—
Acquisition transaction-related costs	12	56	29	39	136
FlyOver Iceland start-up costs	231	206	351	74	862
Adjusted segment operating income (loss)	(11,152)	10,019	55,788	(4,742)	49,913
Depreciation	2,967	4,939	6,156	3,105	17,167
Amortization	273	452	542	256	1,523
Adjusted Segment EBITDA	$(7,912)	$15,410	$62,486	$(1,381)	$68,603
Adjusted segment operating margin	**	20.7%	49.8%	-31.3%	26.9%
Adjusted segment EBITDA margin	-81.4%	31.9%	55.8%	-9.1%	37.0%

** Greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2017
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Viad Consolidated:
Revenue	$325,807	$364,774	$339,099	$277,285	$1,306,965
Net income (loss) attributable to Viad	$6,777	$27,947	$44,657	$(21,674)	$57,707
Net income (loss) attributable to noncontrolling interest	(264)	(73)	1,084	(224)	523
Net loss attributable to redeemable noncontrolling interest	—	—	—	(46)	(46)
(Income) loss from discontinued operations	816	(509)	101	(140)	268
Income tax expense	2,741	10,178	20,010	12,969	45,898
Net interest expense	2,047	2,017	2,043	1,878	7,985
Other expense	452	222	248	1,106	2,028
Impairment recoveries	(2,384)	(2,247)	(24,467)	—	(29,098)
Restructuring charges	394	168	255	187	1,004
Corporate activities expense	2,541	2,920	4,425	2,510	12,396
Corporate eliminations	(16)	(16)	(18)	(17)	(67)
Segment operating income (loss)	$13,104	$40,607	$48,338	$(3,451)	$98,598
FlyOver Iceland start-up costs	—	—	—	125	125
Integration costs	213	49	25	48	335
Acquisition transaction-related costs	188	—	—	12	200
Adjusted segment operating income (loss)	13,505	40,656	48,363	(3,266)	99,258
Segment depreciation	9,036	11,220	12,485	9,768	42,509
Segment amortization	3,059	3,253	3,301	2,795	12,408
Adjusted Segment EBITDA	$25,600	$55,129	$64,149	$9,297	$154,175
Adjusted segment operating margin	4.1%	11.1%	14.3%	-1.2%	7.6%
Adjusted segment EBITDA margin	7.9%	15.1%	18.9%	3.4%	11.8%

GES:
Revenue	$317,871	$320,109	$232,119	$262,998	$1,133,097
Segment operating income (loss)	$23,379	$30,669	$(5,522)	$2,205	$50,731
Integration costs	125	(30)	20	46	161
Adjusted segment operating income (loss)	23,504	30,639	(5,502)	2,251	50,892
Depreciation	6,285	6,638	6,691	6,830	26,444
Amortization	2,787	2,799	2,715	2,518	10,819
Adjusted Segment EBITDA	$32,576	$40,076	$3,904	$11,599	$88,155
Adjusted segment operating margin	7.4%	9.6%	-2.4%	0.9%	4.5%
Adjusted segment EBITDA margin	10.2%	12.5%	1.7%	4.4%	7.8%

GES North America:
Revenue	$273,589	$263,664	$199,153	$207,546	$943,952
Segment operating income (loss)	$21,767	$25,110	$(2,967)	$(2,715)	$41,195
Integration costs	125	(59)	9	36	111
Adjusted segment operating income (loss)	21,892	25,051	(2,958)	(2,679)	41,306
Depreciation	5,039	5,264	5,341	5,416	21,060
Amortization	2,371	2,370	2,276	2,182	9,199
Adjusted Segment EBITDA	$29,302	$32,685	$4,659	$4,919	$71,565
Adjusted segment operating margin	8.0%	9.5%	-1.5%	-1.3%	4.4%
Adjusted segment EBITDA margin	10.7%	12.4%	2.3%	2.4%	7.6%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2017
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
GES EMEA:
Revenue	$47,506	$63,208	$39,668	$59,443	$209,825
Segment operating income (loss)	$1,612	$5,559	$(2,555)	$4,920	$9,536
Integration costs	—	29	11	10	50
Adjusted segment operating income (loss)	1,612	5,588	(2,544)	4,930	9,586
Depreciation	1,246	1,374	1,350	1,414	5,384
Amortization	416	429	439	336	1,620
Adjusted Segment EBITDA	$3,274	$7,391	$(755)	$6,680	$16,590
Adjusted segment operating margin	3.4%	8.8%	-6.4%	8.3%	4.6%
Adjusted segment EBITDA margin	6.9%	11.7%	-1.9%	11.2%	7.9%

Pursuit:
Revenue	$7,936	$44,665	$106,980	$14,287	$173,868
Segment operating income (loss)	$(10,275)	$9,938	$53,860	$(5,656)	$47,867
Integration costs	88	79	5	2	174
Acquisition transaction-related costs	188	—	—	12	200
FlyOver Iceland start-up costs	—	—	—	125	125
Adjusted segment operating income (loss)	(9,999)	10,017	53,865	(5,517)	48,366
Depreciation	2,751	4,582	5,794	2,938	16,065
Amortization	272	454	586	277	1,589
Adjusted Segment EBITDA	$(6,976)	$15,053	$60,245	$(2,302)	$66,020
Adjusted segment operating margin	**	22.4%	50.4%	-38.6%	27.8%
Adjusted segment EBITDA margin	-87.9%	33.7%	56.3%	-16.1%	38.0%

** Greater than +/- 100 percent